Exhibit 10.33

STAGED CERTIFICATE OF ACCEPTANCE

Staged Certificate of Acceptance No. 01 to Progress Payment Agreement Rider to Lease Schedule No. 001, between General Electric Capital Corporation (Lessor) and Duckwall-Alco Stores, Inc. (Lessee).

Lessor is authorized to pay the sellers and other entities for the Equipment identified below, invoice copies of which are attached hereto, under the Progress Payment Agreement Rider currently in effect between Lessor and Lessee.

Dell Financial Services, 4293 Collections Center Drive, Chicago, IL 60693       $4,650,239.76

EQUIPMENT DESCRIPTION

See Schedule A attached hereto and made a part of.

Total Capitalized Lessor’s Cost for all items of Equipment listed above: $4,650,239.76

THE UNDERSIGNED ACKNOWLEDGES THAT:

1.	The Equipment and products described herein are delivered, available for use and are placed in service as of the Acceptance Date indicated below.

2.	Such Equipment and products are in good operating condition and repair and are accepted as satisfactory in all respects for the purpose of the Lease Agreement and the Progress Payment Agreement Rider.

3.	The undersigned (1) will commence payment in accordance with the provisions of the Lease Agreement, as modified by the Progress Payment Agreement Rider, beginning on the Acceptance Date noted below, and (ii) confirms that all of the terms and conditions of the Lease Agreement, as modified by the Progress Payment Agreement Rider, are hereby in full force and effect in all respects, with respect to such Equipment.

ACKNOWLEDGED

DUCKWALL-ALCO STORES, INC.

Acceptance Date:	X	12-1-05
Authorized Signature:	X	/s/ Richard A. Mansfield
Name Typed or Printed:		Richard A. Mansfield
Title:		V.P./CFO